Exhibit 5.1
                                Lee & Goddard llp
                       18500 Von Karman Avenue, Suite 400
                            Irvine, California  92612
                             Telephone 949/253-0500
                             Facsimile  949/253-0505


                                 August 22, 2003

VIA ELECTRONIC TRANSMISSION

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

     Re:  Thinka Weight-Loss Corporation
          Form SB-2 Registration Statement


Ladies and Gentlemen:

     We refer to the above-captioned registration statement on Form SB-2 (the "Registration Statement") under the Securities Act of 1933 (the "Act"), filed by Thinka Weight-Loss Corporation, a Nevada corporation (the "Company"), with the Securities and Exchange Commission.

     We have examined the originals, photocopies, certified copies or other evidence of such records of the Company, certificates of officers of the Company and public officials, and other documents we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as certified copies or photocopies and the authenticity of the originals of such latter documents.

     Based on our examination mentioned above, we are of the opinion that the 20,500,000 securities being sold pursuant to the Registration Statement are duly authorized and will be, when issued in the manner described in the Registration Statement and in accordance with the terms of the 8% Convertible Debenture and Warrant to Purchase Common Stock, legally and validly issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm in the related Prospectus. In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission.

     Very truly yours,

     Lee & Goddard LLP


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